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PRINCIPAL OPERATING SUBSIDIARIES

                                         State of Incorporation
                                         ----------------------

Beacon Manufacturing Company ................ North Carolina

Pillowtex Canada, Inc. ...................... Ontario, Canada

Fieldcrest Cannon, Inc. ..................... Delaware

Encee, Inc. ................................. Delaware

The Leshner Corporation. .................... Ohio

Opelika Industries, Inc. .................... Alabama

Pillowtex, Inc. ............................. Delaware

Pillowtex Management Services Company ....... Delaware